FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2006

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in their charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois		60602
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On November 6, 2006, Telephone and Data Systems, Inc. (“TDS”) issued a news release disclosing certain operating data and other information relating to the third quarter of 2006. A copy of the news release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

  The information in this Item 2.02 of Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under Item 8.01 — Other Matters below are incorporated by reference herein.

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 6, 2006, TDS and its subsidiary, United States Cellular Corporation (“U.S. Cellular”), also disclosed that they will restate their financial results for each of the three years in the period ended December 31, 2005, including quarterly information for 2005 and 2004, and certain selected financial data for 2002.  TDS and U.S. Cellular also will restate their Forms 10-Q for the periods ended March 31, 2006 and June 30, 2006.  As a result, you should not rely on TDS’s or U.S. Cellular’s previously issued financial statements for these periods.  This restatement is related primarily to a review of the accounting treatment for certain prepaid forward contracts and related derivatives.  TDS and U.S. Cellular will file restated financial statements and reports as promptly as possible.

TDS’s management and audit committee concluded and discussed the restatements with TDS’s independent registered public accounting firm, PricewaterhouseCoopers LLP on November 6, 2006.

A copy of the news release discussing the restatement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

As previously disclosed in TDS's 2005 10-K, management concluded that due to the existence of material weaknesses, TDS's internal control over financial reporting was not effective as of December 31, 2005. As a result of the restatement, TDS concluded that the following additional material weakness existed as of December 31, 2005. TDS did not maintain effective controls over accounting for prepaid forward contracts and related derivatives. Specifically, effective controls were not designed and in place to ensure that the designation of the embedded collars within the forward contracts as cash flow hedges of the forecasted future sales of marketable equity securities continued to be appropriate. Further, TDS did not contemporaneously perform additional tests for ineffectiveness of the hedges when the embedded collars were adjusted for differences between the actual and assumed dividends on the contracted shares. This control deficiency primarily affected other comprehensive income on the balance sheet and unrealized fair value adjustments of derivative instruments on the statement of operations. This control deficiency will result in the restatement of TDS’s annual consolidated financial statements for 2005, 2004 and 2003, the interim consolidated financial statements for all quarters in 2005 and 2004, and the interim consolidated financial statements for the first and second quarters of 2006 as well as selected financial data for 2002. Additionally, this control deficiency could result in a misstatement of the aforementioned accounts that would result in a material misstatement to TDS’s interim or annual consolidated financial statements that would not be prevented or detected.

Item 8.01. Other Matters.

As a result of the above-referenced restatements, on November 6, 2006, TDS and U.S. Cellular, disclosed that they would delay the filing with the Securities and Exchange Commission (“SEC”) of their Quarterly Reports on Form 10-Q (“Form 10-Q”) for the period ended September 30, 2006.  TDS and U.S. Cellular require additional time to complete their Forms 10-Q for the period ended September 30, 2006 to complete the restatements.

The Forms 10-Q for the period ended September 30, 2006 are due on November 9, 2006, but TDS and U.S. Cellular will extend such date to November 14, 2006 by filing Forms 12b-25 with the SEC by November 13, 2006.  However, it is not expected that the Forms 10-Q will be completed by the extended deadline of November 14, 2006.  Accordingly, TDS and U.S. Cellular expect that their Forms 10-Q for the quarter ended September 30, 2006 will not be filed on a timely basis. TDS and U.S. Cellular expect to file the Forms 10-Q as promptly as possible.

The restatements and the late filing of the Forms 10-Q for the quarter ended September 30, 2006 will result in defaults under the revolving credit agreement between TDS and certain lenders, under a revolving credit agreement between U.S. Cellular and certain lenders and under certain forward contracts between subsidiaries of TDS and U.S. Cellular and a counterparty.  TDS and U.S. Cellular have received waivers from the lenders and the counterparty under such agreements, provided that TDS and U.S. Cellular file the restatements and their Forms 10-Q for the quarter ended September 30, 2006 by January 12, 2007.  Neither

TDS nor U.S. Cellular has failed to make or expects to fail to make any scheduled payment of principal or interest under such revolving credit agreements or forward contracts.

In addition, the late filing of the Forms 10-Q may result in non-compliance under certain debt indentures if the Forms 10-Q are not filed by December 14, 2006.  However, in such event, such non-compliance will not result in events of default unless and until written notice thereof is delivered by the trustee or sufficient holders of debt and, in any event, such events of default would be cured if TDS and U.S. Cellular file their Forms 10-Q for the quarter ended September 30, 2006 within 90 days of any such notice.  As a result, TDS and U.S. Cellular believe that they will be able to file the Forms 10-Q in sufficient time to avoid any event of default maturing into a default under any indenture. Neither TDS nor U.S. Cellular has failed to make or expects to fail to make any scheduled payment of principal or interest under such indentures.

TDS and U.S. Cellular have notified the American Stock Exchange of the delay in their filing of the Forms 10-Q for the quarter ended September 30, 2006. TDS and U.S. Cellular expect to receive a notice of failure to satisfy listing requirements from the American Stock Exchange as a result of such delay in filing.  TDS and U.S. Cellular will disclose any such notice and the contents of such notice at such time. TDS and U.S. Cellular expect to restore compliance with such listing requirements when they file their Forms 10-Q for the quarter ended September 30, 2006.

 Also, TDS and U.S. Cellular debt is listed on the New York Stock Exchange (“NYSE”).  As a result of the delay in the filing of Forms 10-Q for the quarter ended September 30, 2006, TDS and U.S. Cellular expect to receive notices from the NYSE indicating that TDS and U.S. Cellular will be identified as late filers with respect to such debt until they are current in their SEC filings.  TDS and U.S. Cellular expect to be current in their SEC filings when they file their Forms 10-Q for the quarter ended September 30, 2006.

Item 9.01.  Financial Statements and Exhibits

(d)       Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

Attached as Exhibit 99.2 is a safe harbor cautionary statement under the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date:	November 7, 2006

By:	/s/ D. Michael Jack
D. Michael Jack
Senior Vice President and Corporate Controller

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description
99.1	Press Release dated November 6, 2006

99.2	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement